EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-36480
(To Prospectus dated July 11, 2003)


              [HOLDRS (SM) REGIONAL BANK LOGO] [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company (1)                     Ticker        Amounts    Trading Market
          ------------------------------------------------------  --------------  ----------- -----------------
           AmSouth Bancorporation                                      ASO              12          NYSE
           Bank One Corporation                                        ONE              33          NYSE
           BB&T Corporation                                            BBT              10          NYSE
           Comerica Incorporated                                       CMA               5          NYSE
           Fifth Third Bancorp                                         FITB           13.5         NASDAQ
           F1eetBoston Financial Corporation(1)                        FBF              25          NYSE
           KeyCorp                                                     KEY              13          NYSE
           Marshall & Ilsley Corporation                                MI               6          NYSE
           Mellon Financial Corporation                                MEL              14          NYSE
           National City Corporation                                   NCC              18          NYSE
           Northern Trust Corporation                                  NTRS              7         NASDAQ
           Piper Jaffray                                               PJC          0.5683          NYSE
           State Street Corporation                                    STT              10          NYSE
           SunTrust Banks, Inc.                                        STI               9          NYSE
           Synovus Financial Corp.                                     SNV               8          NYSE
           The PNC Financial Services Group, Inc.                      PNC               9          NYSE
           US Bancorp                                                  USB           56.83          NYSE
           Wachovia Corporation                                         WB              41          NYSE
           Wells Fargo & Co.                                           WFC              24          NYSE

         --------------------------
         (1) As a result of the merger of FleetBoston Financial Corporation and Bank of America, each share of FleetBoston will be exchanged for .5553 shares of Bank of America. Bank of America will replace Fleet Boston Financial Corporation as an underlying security in the Regional Bank HOLDRS as of April 1, 2004. Effective April 1, 2004, for the 25 shares of Bank of America represented by a round-lot of 100 Regional Bank HOLDRS the Bank of New York will receive 13.8825 shares of Bank of America (NYSE ticker "BAC").

              The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.